Exhibit 99.1

Redwoods Acquisition Corp. Announces Receipt of Nasdaq Listing Delinquency Letter

and Nasdaq Listing Compliance Determination Letter

New York, NY, May 31, 2023 – Redwoods Acquisition Corp. (the “Company”) (NASDAQ: RWOD) today announced that it received a delinquency notification letter (“Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) on May 24, 2023 due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Form 10-Q”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

The Company filed the Form 10-Q with the SEC on May 24, 2023.

On May 30, 2023, the Company received a letter from Nasdaq indicating that based on the Company’s May 24, 2023 filing of the Form 10-Q, the staff has determined that the Company has complied with the Listing Rule and, accordingly, the matter was closed. As a result, the Company is currently in compliance with the Nasdaq Listing Rules and the Company’s securities will continue to trade on The Nasdaq Global Market.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Redwoods Acquisition Corp.

Redwoods Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected a business combination target. Although there is no restriction or limitation on what industry or geographic region its target operates in, the Company intends to focus on the carbon neutral and energy storage industries. The Company is led by its Chief Executive Officer, Jiande Chen.

Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of the Company. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, without limitation, our ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, our ability to regain compliance with Listing Rule and our ability to become current with our reports with the SEC. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the SEC. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except to the extent required by applicable law, we do not undertake any obligation to update or revise forward-looking statements made by us to reflect subsequent events or circumstances.